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                                                                     Exhibit 1.1


                             IFS INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT

                                                 New York, New York
                                                 _____________, 1996


Duke & Company, Inc.
909 Third Avenue
New York, New York  10022

Dear Sirs:

                  The undersigned, IFS International, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Duke & Co., Inc. (the "Underwriter" or "You"), as follows:

                  1. Introduction. The Company proposes to issue and sell to the Underwriter an aggregate of 1,200,000 shares of Series A Convertible Preferred Stock, $.001 per value (the "Preferred Stock"), of the Company and 1,700,000 redeemable Preferred Stock purchase warrants (the "Redeemable Warrants"), each Redeemable Warrant exercisable to purchase one share of Preferred Stock. Each share of Preferred Stock is convertible, at the option of the holder, into one share of common stock of the Company, $.001 par value (the "Common Stock"), for a period commencing on the date hereof and ending on the fifth anniversary of the Effective Date (as hereinafter defined); provided that the Preferred Stock is required to be converted into Common Stock by the holders on the earlier of the fifth anniversary of the Effective Date or the occurrence of certain events, as more particularly described in the Certificate of Designations relating to the Preferred Stock filed as Exhibit __ to the Registration Statement (referred to in Section 2(a) below). The conversion rate of the Preferred Stock is subject to adjustment in certain circumstances to prevent dilution. Each Redeemable Warrant shall be exercisable for a period of three (3) years, commencing two years from the Effective Date (except that the Redeemable Warrants shall become exercisable at such earlier time as notice of mandatory redemption of the Preferred Stock is given or the Redeemable Warrants are called for redemption (as described below)), and shall entitle the holder to purchase one share of Preferred Stock at a price equal to $6.25 per share, which price is subject to adjustment in certain circumstances to prevent dilution. The Company may call for redemption of the Redeemable Warrants commencing one year from the Effective Date at a redemption price of $.10 per Redeemable Warrant, provided


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that the closing sales price of the Preferred Stock for a period of 20 consecutive trading days, which period ends no earlier than three business days prior to the mailing of the notice of redemption, exceeds $8.00 per Share, subject to adjustment in certain circumstances to prevent dilution. The Redeemable Warrants will be issued pursuant to a warrant agreement dated the date hereof between the Company and American Stock Transfer and Trust Company (the "Public Warrant Agreement"), a form of which has been filed as Exhibit ___ to the Registration Statement. It is contemplated that the shares of Preferred Stock and the Redeemable Warrants will trade separately and be purchasable separately immediately upon issuance.

                  The 1,200,000 shares of Preferred Stock and 1,700,000 Redeemable Warrants are hereinafter referred to as the "Firm Securities." Upon your request, as provided in Section 3 of this Agreement, the Company shall also issue and sell to you up to an additional 180,000 shares of Preferred Stock and 255,000 Redeemable Warrants for the purpose of covering over-allotments in the sale of the Firm Securities. Such additional Securities are hereinafter referred as the "Option Securities." The Firm Securities and the Option Securities are hereinafter sometimes referred to as the "Offered Securities." The 1,380,000 shares of Preferred Stock included as part of the Offered Securities are hereinafter referred to as the "Shares"; the 1,955,000 shares of Preferred Stock issuable upon exercise of the Redeemable Warrants included as part of the Offered Securities are hereinafter referred to as the "Public Warrant Shares"; the 3,335,000 shares of Common Stock issuable upon conversion of the Shares and the Public Warrant Shares are hereinafter referred to as the "Public Conversion Shares"; and the Offered Securities, Public Warrant Shares and Public Conversion Shares are sometimes hereinafter referred to collectively as the "Public Securities."

                  The Company also proposes to issue and sell to you, pursuant to the terms of a warrant agreement, dated as of the First Closing Date (as hereinafter defined), between you and the Company (the "Underwriter's Warrant Agreement"), warrants (the "Underwriter's Warrants) to purchase up to 120,000 shares of Preferred Stock and 170,000 Redeemable Warrants. The Underwriter's Warrants shall be exercisable during the four-year period commencing 12 months from the Effective Date, at $5.50 per share of Preferred Stock and $.11 per Redeemable Warrant, subject to adjustment in certain events to protect against dilution. The 120,000 shares of Preferred Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Shares"; the 170,000 Redeemable Warrants issuable upon exercise of the Underwriter's Warrants are hereinafter referred to as the "Underwriter's Redeemable Warrants"; the 170,000 shares of Preferred Stock issuable upon exercise of the Underwriter's Redeemable Warrants are hereinafter referred to as the "Underwriter's Warrant Shares"; the 290,000 shares of Common

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Stock issuable upon conversion of the Underwriter's Shares and the Underwriter's
Warrant Shares are hereinafter referred to as the "Underwriter's Conversion Shares"; and the Underwriter's Warrants, the Underwriter's Shares, the Underwriter's Redeemable Warrants, the Underwriter's Warrant Shares and the Underwriter's Conversion Shares are sometimes hereinafter referred to collectively as the "Underwriter's Securities." The Public Securities and the Underwriter's Securities are sometimes hereinafter referred to collectively as the "Registered Securities."

                  The Registered Securities are more fully described in the Registration Statement and the Prospectus referred to below.

                  2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter:

                           (a)       A registration statement on Form SB-2
(File No. 333-_____) including a preliminary form of prospectus, relating to the registration of the Registered Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated pursuant to the Act, and said registration statement has been filed with the Commission under the Act. One or more amendments to said registration statement has or have, as the case may be, been similarly prepared and filed with the Commission and the Company has prepared and proposes to file on or prior to the Effective Date of said registration statement an additional amendment thereto which will include the final prospectus. The Company will not, so long as any Redeemable Warrants or Underwriter's Warrants remain outstanding and exercisable, file any amendment thereto or any amendment or supplement to the Preliminary Prospectus or the Prospectus (as those terms are defined below) unless the Company has given reasonable and prior notice thereof to the Underwriter and counsel for the Underwriter and neither shall have reasonably objected within a reasonable period of time prior to the filing thereof. As used in this Agreement and unless the context indicates otherwise, the term "Registration Statement" refers to and means said registration statement, including any exhibit, financial statement, schedule and prospectus included therein, as finally amended and revised on or prior to the Effective Date (the "Effective Date") of said registration statement. The term "Preliminary Prospectus" refers to and means any prospectus filed with the Commission and included in said registration statement before it becomes effective, and the term "Prospectus" refers to and means the prospectus included in the Registration Statement, except that if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b). If the Registration Statement or the Prospectus

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is amended or supplemented after the Effective Date and prior to or on the
Closing Dates (as defined in Section 3), then the terms "Registration Statement" and "Prospectus" shall refer to such documents as so amended or supplemented. The terms used herein shall have the same meaning as in the Prospectus unless the context hereof otherwise requires.

                           (b)       Neither the Commission nor any state
regulatory authority has issued an order preventing or suspending the use of the Preliminary Prospectus nor has the Commission or any such authority instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to such an order; the Preliminary Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, contained all statements which were required to be stated therein by the Act and the Rules and Regulations and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Registration Statement at the time when it becomes effective, and the Prospectus (and any amendments or supplements thereto) at all subsequent times up to the date set forth in the Prospectus as required by Item 502 of Regulation S-B of the Rules and Regulations, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and at such times neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties in this Section 2(b) do not apply to statements or omissions made in the Registration Statement or Prospectus by or on behalf of the Underwriter made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter, expressly for use therein.

                           (c)       The Company has been duly incorporated and
is now, and at the Closing Dates will be, validly existing and in good standing as a corporation under the laws of Delaware, and has (i) an authorized and outstanding capitalization and indebtedness as set forth in the Registration Statement at the respective dates referred to therein and (ii) full power and authority to own its properties and conduct its business as presently conducted and as described in, or contemplated by, the Registration Statement. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of the business transacted by it or the

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character or location of its properties, in each case taken as a whole, makes such qualification necessary. The Company holds, or will hold by the First Closing Date (as hereinafter defined), all licenses, certificates and permits from state, federal or other regulatory authorities necessary for the conduct of its business as presently conducted and as described in or contemplated by the Registration Statement and is in material compliance with all laws and regulations and all orders and decrees applicable to it or to such business or assets, and there are no proceedings pending or, to the knowledge of the Company, threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

                           (d)       The Company does not own, directly or
indirectly, any capital stock or other equity interest in or of any corporation, partnership or other legal entity whatsoever, except that the Company owns 100% of the outstanding securities of (i) IFS International, Inc., a New York corporation (the "U.S. Subsidiary") and (ii) _____________________, a corporation organized under the laws of Singapore (the "Foreign Subsidiary" and, collectively with the U.S. Subsidiary, the "Subsidiaries").

                           (e)       The financial statements of the Company,
including the related notes included as part of the Registration Statement, present fairly the financial condition of the Company as of the dates thereof and the results of operations for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

                           (f)       Urbach, Kahn & Werlin, P.C., who have
audited certain of the financial statements included as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (g)       Subsequent to the dates as of which
information is given in the Registration Statement and Prospectus, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there has not been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any adverse change in the condition (financial or other), business, operations, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which

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could adversely affect the condition (financial or other), business, operations, income, net worth or properties of the Company; and (iii) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

                           (h)       This Agreement, the Public Warrant
Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement (as defined in Section 5(v) hereof), have been duly and validly authorized by the Company, and this Agreement constitutes, and the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement, when executed and delivered pursuant to this Agreement (assuming due execution by the Underwriter and/or the appropriate parties to such agreements), will each constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or exculpation provision may be limited under applicable Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((i), (ii) and (iii) are hereinafter referred to as the "Enforceability Exceptions").

                           (i)       The Shares have been duly authorized and
when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Redeemable Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Public Warrant Shares have been reserved for issuance upon exercise of the Redeemable Warrants and, when issued in accordance with the terms of the Redeemable Warrants and Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Public Conversion Shares, when issued pursuant to conversion of the Preferred Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Underwriter's Warrant Agreement. The Underwriter's Shares and Underwriter's Redeemable Warrants have been reserved for issuance

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upon exercise of the Underwriter's Warrants. The Underwriter's Shares, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Redeemable Warrants have been duly authorized and, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Underwriter's Warrant Shares, when issued in accordance with the terms of the Underwriter's Redeemable Warrants and the Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Conversion Shares, when issued pursuant to conversion of the Preferred Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. Neither the issuance of any of the Public Securities or any of the Underwriter's Securities will violate or otherwise be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, and none of the holders of any of the Public Securities or any of the Underwriter's Securities will be subject to personal liability by reason of being such holders.

                           (j)       All issued and outstanding securities of
the Company have been duly authorized and validly issued and are fully paid and non-assessable; the issuances and sales of all such securities complied in all material respects with applicable Federal and state securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

                           (k)       Except as set forth in the Prospectus, no
material default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, which default would reasonably be expected to have a materially adverse effect on the financial condition or business of the Company.

                           (l)       The Company is not in violation of any term
or provision of its Certificate of Incorporation or By-Laws. Neither the execution and delivery of this Agreement, nor the issuance and/or sale of any of the Public Securities or the Underwriter's Securities, nor the consummation of

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any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof, has materially conflicted with or will materially conflict with, or has resulted in or will result in a material breach of, any of the terms and provisions, or has constituted or will constitute a material default under, or has resulted in or will result in the creation or imposition of any material lien, charge or encumbrance upon the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party, or by which the Company is or may be bound, or to which any of the property or assets of the Company is subject; nor will such action result in any material violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or of any contract or agreement, or of any statute or any order, rule or regulation applicable to the Company or any of the Subsidiaries or of any other regulatory authority or other governmental body having jurisdiction over the Company or any of the Subsidiaries, except where such violation would not have a material adverse effect on the Company.

                           (m)       There is neither pending nor, to the
knowledge of the Company, threatened, any action, suit, or proceeding at law or in equity or any arbitration (or circumstances that may give rise to the same) to which the Company or any of its respective officers, directors or shareholders is a party before or by any court, arbitration tribunal or governmental instrumentality, agency, or body, which might result in any materially adverse change in the condition (financial or other), business, operations, income, net worth or properties of the Company, or which might materially adversely affect its properties or assets, or prevent consummation of the transactions contemplated hereby; nor are there any such actions, suits or proceedings against the Company related to consumer protection, distribution, rental and sales, or environmental matters or matters related to discrimination on the basis of age, sex, religion or race; and no labor disturbance by the employees of the Company exists or to the knowledge of the Company is imminent which might be expected to materially adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company.

                           (n)       There is no contract or other document
which is required by the Act or by the Rules and Regulations to be filed as an exhibit to the Registration Statement which has not been so filed, and each contract which is filed as an exhibit to the Registration Statement is and shall be in full force and effect at each of the Closing Dates or shall have been terminated in accordance with its terms or as set forth in the Registration

                                       -8-

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Statement and Prospectus, and no party to any such contract has given notice to the Company of the cancellation of or, to the knowledge of the Company, shall have threatened to cancel, any such contract, and the Company is not or shall not be in default thereunder.

                           (o)       The Company has good and marketable title
to all of its property and assets, including any licenses, trademarks and copyrights, described in the Registration Statement as owned by it, free and clear of all liens, charges, encumbrances and restrictions other than such as are not materially significant in relation to the business of the Company and other than as described in the Registration Statement (including the financial statements and notes included therein); all of the leases, subleases and licenses under which it holds or uses any real or personal property, including those described or referred to in the Prospectus, are in full force and effect, and the Company is not in material default in respect of any of the terms or provisions of any such leases, subleases and licenses, and to the Company's knowledge no claim of any sort has been asserted by anyone adverse to the rights of the Company under any such leases, subleases or licenses affecting or questioning the rights of the Company to the continued use or enjoyment of the rights and property covered thereby. The Company owns or leases all such properties as are necessary to its operations as now conducted and as proposed to be conducted as set forth in the Prospectus.

                           (p)       The Company has timely (giving effect to
permitted extensions) and properly prepared and filed all necessary Federal, state, local and foreign income and franchise tax returns and has paid all taxes shown on such returns and all assessments received by it to the extent the same have become due, other than those due without interest or penalty, and except to the extent the Company is in good faith contesting any such tax or assessment in appropriate proceedings and has established reserves in accordance with normal accounting practices. The Company has no knowledge of any tax deficiency which might be asserted against the Company which could materially and adversely affect its business or properties, and has established adequate reserves for such taxes which are not yet due and payable.

                           (q)       The Company maintains insurance, which is
in full force and effect, of the types and in the amounts currently adequate for its business, including but not limited to personal injury and product liability insurance, insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, except that the Company does not carry insurance for theft or destruction of its merchandise while in the possession of its customers. The Company has not (i) failed to give notice or present any insurance claim with respect to any matter, including but not limited to

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the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner, (ii) had any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder, or (iii) failed to comply with all conditions contained in such insurance policies and surety bonds; in each case except where such failure or dispute would not have a material adverse effect on the business, operations or financial condition of the Company taken as a whole. To the best knowledge of the Company, there are no facts or circumstances under any such insurance policy or surety bond which would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

                           (r)       The Company owns or possesses adequate
rights to use all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary for the conduct of its business as described in the Prospectus and the Company has not received any notice of infringement of or conflict with, and the Company, to the best of its knowledge, is not infringing or in conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trademarks, service marks, trade names or copyrights.

                           (s)       Except as set forth in the Prospectus, the
Company is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. In addition, the Company owns and has the unrestricted right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by the Company, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company or its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company. The Company is not aware of any such development of similar or identical trade secrets or technical information by others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all their intellectual property in all material aspects.

                                      -10-

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                           (t)       There is no outstanding claim for services
in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing by the Company for which the Company or the Underwriter may be responsible.

                           (u)       No officer or director of the Company or
any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director has taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization of the price of the Preferred Stock, the Redeemable Warrants or the Common Stock or a violation of Rule 10b-6 of the Rules and Regulations or in a manipulation of the price of any security issued by the Company.

                           (v)       No officer, director or stockholder of the
Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells products or services which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or
(ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions," there are no existing agreements, arrangements, or transactions, between or among the Company or any of its Subsidiaries and any officer or director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

                           (w)       The minute books of each of the Company and
the Subsidiaries have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors and stockholders of each of the Company and the Subsidiaries since the time of their respective dates of incorporation, and reflect all transactions referred to in such minutes accurately in all respects.

                           (x)       The Company is not aware of any bankruptcy,
labor disturbance or other event affecting any of its principal suppliers or customers which is reasonably likely to result in a material adverse change in the condition, financial or otherwise, prospects, business or results of operation of the Company.

                           (y)       The Registered Securities and all the other
securities of the Company conform to all statements in relation thereto in the Registration Statement.

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                           (z)       On the Effective Date, (i) the authorized
capital stock of the Company will be as set forth in the Registration Statement, and (ii) not more than an aggregate of _____________ shares of Common Stock shall be issued and outstanding, not including: (A) 3,335,000 Public Conversion Shares; (B) the 290,000 Underwriter's Conversion Shares; (C) _________ shares of Common Stock reserved for issuance under a stock option plan previously maintained by the Company, (the "Old Option Plan"), (D) not more than 300,000 shares of Common Stock reserved for issuance under the _________________________ ("New Option Plan"); and (E) 100,000 shares of Common Stock issuable upon exercise of warrants issued in connection with a bridge financing in September 1996 (the "Bridge Warrants"). Other than the shares of Common Stock already issued (or reserved for issuance as described in the immediately preceding sentence), and the Public Securities and the Underwriter's Securities to be offered in or in connection with the proposed public offering, no other shares of capital stock or securities convertible into capital stock shall be outstanding or reserved for issuance at the completion of the proposed public offering without the consent of the Underwriter, except as contemplated by the Registration Statement.

                           (aa)      Except for the registration rights granted
under the Underwriter's Warrant Agreement and those to the holders of the Bridge Warrants (as described in the Registration Statement), no holder of any securities of the Company has the right to require that the Company include such securities in the Registration Statement or any registration statement to be filed by the Company, and any person with registration rights has agreed not to exercise any such rights within 24 months following the First Closing Date.

                           (bb)      Assuming that there will be two "market
makers" for the Preferred Stock, at least 500 beneficial owners of the Preferred Stock and a sufficient "public float" of the Shares, and that the Company's registration of the Preferred Stock pursuant to the Securities Exchange Act of 1934 (the "1934 Act") becomes effective (all as contemplated by the requirements of the National Association of Securities Dealers, Inc. (the "NASD")), the Preferred Stock and the Redeemable Warrants are eligible for quotation on The NASDAQ SmallCap Market ("NASDAQ") and have been approved for listing on the Philadelphia Stock Exchange, subject to official notice of issuance. The Company has filed a registration statement with the Commission pursuant to Sections 12(g) and 12(b) of the 1934 Act, and has used its best efforts to have same declared effective by the Commission on an accelerated basis on the Effective Date.

                           (cc)      Neither the Company nor any officer,
director or other agent of the Company has, acting on behalf of the Company, at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contributions in violation of law, (ii) made any payment to any state, Federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or not prohibited by law or (iii) made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation and under circumstances requiring the disclosure of such payment, receipt or retention of funds in the Prospectus.

                           (dd)      Since April 30, 1996, the Company has not
sustained any material casualty loss or interference with its business from fire, storm, explosion, flood or other like or unlike casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is not disclosed or reflected in the Prospectus.

                           (ee)      The Company is not an "investment company"
or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                           (ff)      No unregistered securities of the Company
have been sold by the Company within the three years prior to the date hereof, except as disclosed in Part II of the Registration Statement.

                           (gg)      The employment agreements between the
Company and its respective officers, as disclosed in the Registration Statement, are or will be on or before the First Closing Date, as hereinafter defined, binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                           (hh)      Except as set forth in the Prospectus, the
Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                           (ii)      There are no voting or other shareholder
agreements between the Company and any shareholders of the Company or between or by and among any shareholders of the Company.

                           (jj)      Each of the Company and the Subsidiaries
has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against or involving the Company or the Subsidiaries or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements to which the Company or any of the Subsidiaries is or was a party. No labor dispute with the employees of the Company or any of the Subsidiaries exists, or is imminent.

                           (kk)      The statements in the Prospectus under
"RISK FACTORS," "BUSINESS," "CERTAIN TRANSACTIONS," "MANAGEMENT" and "DESCRIPTION OF SECURITIES," insofar as they refer to statements of law, descriptions of statutes, licenses, sales or regulations or legal conclusions are correct in all material respects.

                           Any certificate signed by an officer of the Company
in his capacity as such and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  3. Purchase, Delivery and Sale of the Offered Securities and the Underwriter's Warrants.

                           (a)       On the basis of the representations and
warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter the Firm Securities, consisting of 1,200,000 shares of Preferred Stock and 1,700,000 Redeemable Warrants, and the Underwriter agrees to purchase such Firm Securities from the Company. on a firm commitment basis, at a purchase price of $4.50 per share of Preferred Stock and $.09 per Redeemable Warrant.

                           (b)       In addition, the Company hereby grants the
Underwriter the option (the "Over-allotment Option) to purchase from the Company, at any time or from time to time during a period of forty-five (45) calendar days from the date of the Prospectus, all or any part of the Option Securities at a purchase price of $4.50 per share of Preferred Stock and/or $.09 per Redeemable Warrant. Notice of exercise of the Over-allotment Option, in whole or in part, shall be delivered by the Underwriter to the Company at least two (2) days in advance of the date on which the Option Securities are to be delivered to the Underwriter, provided that delivery of the Option Securities shall be made concurrently with tender of payment therefor. Option Securities may be purchased by the Underwriter only for the purpose of covering over-allotments in the sale of the Firm Securities, and the Underwriter shall have no obligation to make any over-allotments. No Option Securities shall be delivered and paid for unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered and paid for as herein provided.

                           (c)       On the First Closing Date, the Company
shall issue and sell to the Underwriter the Underwriter's Warrants. The total purchase price of the Underwriter's Warrants shall be $290. The Underwriter's Warrants shall be exercisable for a period of four years commencing 12 months from the Effective Date, at prices of $5.50 per Underwriter's Share and $.11 per Underwriter's Redeemable Warrant, respectively. The Underwriter's Warrant Agreement, including the forms of Underwriter's Warrant Certificates, shall be substantially in the form filed as Exhibit _____ to the Registration Statement. Payment for the Underwriter's Warrants shall be made on the First Closing Date.

                           (d)  Payment for the Firm Securities and the
Option Securities shall be made on each of the First Closing Date and Option Closing Date (as hereinafter defined), respectively, by certified or bank cashier's check in New York Clearing House funds, payable to the order of the Company, or by wire transfer, at the offices of the Underwriter, or at such other place as agreed upon by the Underwriter and the Company, upon delivery of certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Firm Securities and Option Securities to be sold at such closing or by confirmation of electronic transfer of the Firm Securities or Option Securities, as the case may be, to the Underwriter for the accounts of the Underwriter. Delivery and payment for the Firm Securities shall be made at 10:00 A.M. New York time, on or before the fifth business day following the public offering or at such earlier time as the Underwriter shall determine or as required by law, or at such other time as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Securities are called the "First Closing Date." The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full business days prior to Closing Date. The Company will permit the Underwriter to examine and package any certificates representing the Firm Securities for delivery, at least one (1) full business day prior to the First Closing Date. Delivery for each of the Option Securities as provided above shall be made within two (2) business days after notice of exercise to the Company, and against payment therefor, as provided above. The hour and date of such delivery and payment made subsequent to the First Closing Date for Option Securities is referred to as the "Option Closing Date." The Option Securities shall be registered in such name or names and in such denominations as the Underwriter may request in writing at the time of exercise of the Over-allotment Option.

                           (e)       The Company shall not be obligated to sell
or deliver any Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

                  4. Public Offering by the Underwriter. The Underwriter agree to cause the Firm Securities to be offered to the public initially at the prices and under the terms set forth in the Prospectus as soon, on or after the effective date of this Agreement, as the Underwriter deems advisable, but no more than five (5) full business days after such effective date. The Underwriter may allow such concessions and discounts upon sales to other dealers as set forth in the Prospectus. The Underwriter agrees to notify the Company in writing when the offering is first made and when it is completed. After the completion of the initial public offering, the public offering prices, the concessions and the reallowance may be changed by the Underwriter.

                  5. Agreements of the Company. The Company covenants and agrees with the Underwriter that:

                           (a)       The Company will use its best efforts to
cause the Registration Statement to become effective as promptly as possible, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement, (i) which shall not have been previously submitted to, and approved by, the Underwriter or counsel for the Underwriter a reasonable time prior to the filing thereof, (ii) to which the Underwriter or counsel for the Underwriter shall have reasonably objected in writing as not being in compliance with the Act or the Rules and Regulations or
(iii) which is not in compliance with the Act or the Rules and Regulations.

                           (b)       The Company will notify the Underwriter,
promptly after it shall have received notice of the effectiveness of the Registration Statement or any amendment or supplement thereto, of the receipt of any comments of the Commission with respect thereto, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed.

                           (c)       The Company will advise the Underwriter
promptly of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any judgment, order, injunction or decree preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any of such purposes, of which it has knowledge, and will use its best efforts to prevent the issuance of any stop order, and, if issued, to obtain as promptly as possible the lifting thereof.

                           (d)       If at any time when a prospectus relating
to the Public Securities and/or the Underwriter Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to counsel for the Underwriter, and the Company will furnish to the Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Underwriter may request.

                           (e)       Within the time during which the Prospectus
is required to be delivered under the Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission promulgated under the 1934 Act, each as now or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Registered Securities.

                           (f)       The Company will furnish to the
Underwriter, without charge, three (3) signed copies of the Registration Statement and of any amendment or supplement thereto which has been filed prior to the date of this Agreement, together with three (3) copies of each exhibit filed therewith, and of five (5) conformed copies of such Registration Statement and amendments thereto (unsigned and exclusive of exhibits) as the Underwriter may reasonably request. The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and reports of the independent public auditors as to the financial statements included in the Registration Statement and Prospectus, and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any parts thereof.

                           (g)       The Company will deliver to the
Underwriter, without charge, (i) prior to the Effective Date, copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501 of Regulation S-B of the Rules and Regulations;
(ii) on and from time to time after the Effective Date, copies of the Prospectus; and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented Prospectus, and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the Act and the Rules and Regulations. The Company authorizes the Underwriter and dealers to use the Prospectus in connection with the sale of the Offered Securities and the Public Warrant Shares, for such period as, in the opinion of counsel for the Underwriter, delivery of the Prospectus is required to comply with the applicable provisions of the Act and the Rules and Regulations.

                           (h)       For so long as any Redeemable Warrant is
outstanding, the Company shall, at its own expense, use its reasonable best efforts to cause post-effective amendments to the Registration Statement, or a new registration statement relating to the Redeemable Warrants and the Preferred Stock underlying the Redeemable Warrants, to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement. The Company also agrees to take such action as may be necessary to qualify the Registered Securities for offer and sale under the Blue Sky or securities laws of such states or other jurisdictions as is required and as the Underwriter or counsel for the Underwriter may designate (provided that such states or jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process) and to continue such qualifications in effect so long as may be required for the purposes of the distribution of the Registered Securities. In each state or jurisdiction where the Company shall qualify the Registered Securities as above provided, the Company will prepare and file such statements or reports as may be required by the laws of such state or jurisdiction, and the Underwriter shall, upon the written request of the Company, supply the Company with all information known to the Underwriter and required to be included in such statements or reports.

                           (i)       During the period of three years from the
First Closing Date, the Company, at its expense, shall furnish the Underwriter with (i) copies of each annual report of the Company; (ii) as soon as practicable and in any event upon filing such report with the Commission, a financial report of the Company, which will include a balance sheet as of the end of the preceding fiscal year, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal year, such report being in reasonable detail and audited by independent public auditors; (iii) for each fiscal quarter of the Company other than the last fiscal quarter in any fiscal year, as soon as practicable and in any event upon filing such report with the Commission, a financial report of the Company, which will include a balance sheet as of the end of the preceding fiscal quarter, a statement of operations, a statement of stockholders' equity (deficit) and a statement of cash flows covering such fiscal quarter, together with notes thereto, for such fiscal quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year, such report being in reasonable detail and certified by the Chief Financial Officer of the Company to be correct and complete, to fairly present the financial condition of the Company at the date thereof and the results of operations for the period then ending and to have been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year end adjustments; and (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time;
(v) a copy of any report filed by the Company pursuant to the 1934 Act; (vi) copies of all statements, documents or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with the Commission or with any exchange upon which the securities issued by the Company shall then be listed or registered; and (vii) such other publicly available information as the Underwriter may from time to time request. If, and so long as, the Company has an active subsidiary or subsidiaries, the Company's financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined by the Rules and Regulations. With respect to each consolidated and unconsolidated significant subsidiary and affiliate, if any, the financial reports shall be in sufficient detail to show the basis of any consolidated reports required hereunder. Notwithstanding the foregoing, the Company's financial statements shall be deemed to comply with the requirements of this paragraph if they comply with the Rules and Regulations.

                           (j)       For a period of five years from the First
Closing Date, the Company shall not change its independent public accountants without the Underwriter's prior consent. For a period of five years from the First Closing Date, the Company, at its expense, shall cause its then independent public accountants to review (but not audit), the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-QSB quarterly report and the mailing of quarterly financial information to stockholders, provided that such review shall not be deemed to require submission with the 10-QSB quarterly report of a report on the financial statements included therein from such accountants. For a period of five years from the First Closing Date, the Company shall promptly submit to the Underwriter copies of all accountants' management reports and similar correspondence between the Company and its independent public accountants.

                           (k)       As soon as practicable, but in any event
not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Effective Date occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders in accordance with Section 11(a) of the Act an earnings statement of the Company and its subsidiaries (which need not be audited) in reasonable detail and covering a period of at least 12 months beginning after the Effective Date, and advise the Underwriter that such statement has been so made available.

                           (l)       The Company will apply the net proceeds
("Proceeds") it realizes from the sale of the Offered Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus. Except as expressly provided therein, none of the Proceeds will be used to pay outstanding loans from officers, directors or stockholders or to pay any salaries or bonuses accrued prior to the date hereof to any employees or former employees.

                           (m)       The Company on the First Closing Date will
sell to the Underwriter the Underwriter's Warrants according to the terms specified in Section 3 hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of (i) Preferred Stock for issuance upon exercise of the Underwriter's Warrants and the Underwriter's Redeemable Warrants and (ii) Common Stock issuable upon conversion of the Underwriter's Shares and Underwriter's Warrant Shares.

                           (n)       For the five year period following the
First Closing Date, the Company agrees that the Underwriter shall have the right to nominate, and the Company shall use its best efforts to cause the election of, one member of the Company's Board of Directors, who shall be reasonably acceptable to the Company; alternatively, the Underwriter may appoint a designee to serve as an observer at all meetings of the Company's Board of Directors, which observer would be entitled to the same cash compensation and reimbursement of expenses as the Company affords its directors who are not also officers or employees of the Company and to receive all copies of all notices and other documents distributed to the members of the Company's Board of Directors (including, but not limited to, any unanimous consents prepared and advance notices of all proposed Board actions or consents), as if such observer were a member of the Company's Board of Directors. To the extent permitted by law, the Company agrees to indemnify and hold the designee and the Underwriter harmless against any and all claims, actions, awards and judgments arising out of his service and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such designee and the Underwriter as insureds under such policy, unless inclusion of the observer or the Underwriter as an insured will cause the Company to become subject to special insurance underwriting classifications which would increase the cost of such insurance to the Company. In the event the Company does not have a liability insurance policy in effect on the First Closing Date, the Company agrees to use its best efforts to obtain, as promptly as practicable following the First Closing Date, such a policy in an amount reasonable and customary for similarly situated companies, at a premium the Company can reasonably afford. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter insofar as it may be, or be alleged to be, responsible for such advisor. The Company will deliver, on or before the First Closing Date, the agreements of each of its officers, directors and holders of 5% or more of its Common Stock to vote, during the five year period commencing on the First Closing Date, for the election of the Underwriter's designee for director, if any.

                           (o)       The Company will maintain insurance in full
force and effect of the types and in the amounts adequate for its business and in line with insurance maintained by similar companies and businesses, including but not limited to, personal injury and product liability insurance and insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, except insurance for theft or destruction of its merchandise while in the possession of its customers.

                           (p)       During the course of the distribution of
the Offered Securities, the Company will not take, directly or indirectly, any action designed to or which might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the prices of the Preferred Stock, Redeemable Warrants and/or the Common Stock. During the so-called "quiet period" in which delivery of a prospectus is required, if applicable, the Company will not issue press releases or engage in any other publicity without the Underwriter's prior written consent.

                           (q)       The Company will use its best efforts, at
its cost and expense, to take all necessary and appropriate action to maintain the listing of the Preferred Stock, the Redeemable Warrants and the Common Stock on the NASDAQ SmallCap Market and Philadelphia Stock Exchange for a period of five years from the First Closing Date and will, as promptly as practicable following determination by the Company that the Preferred Stock, Redeemable Warrants and/or Common Stock will qualify therefor, use its best efforts to list such securities on the NASDAQ National Market and maintain such listing for as long as such securities remain qualified.

                           (r)       On or prior to the Effective Date, the
Company shall register with (i) the Corporation Records Service (including annual report information) published by Standard & Poor's Corporation or (ii) Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes).

                           (s)       The Company has filed a registration
statement with the Commission pursuant to Section 12(g) of the 1934 Act with respect to the Preferred Stock, Redeemable Warrants and Common Stock and will use its best efforts to have same declared effective by the Commission on or before the Effective Date. The Company will use its best efforts to maintain such registration in effect for a period of not less than 5 years from the Public Closing Date.

                           (t)       The Company will at all times, from the
First Closing Date until at least five (5) years from such date, maintain in full force, or cause to be maintained in full force, from an insurer rated "A" or better (General Policyholders Rating) in the most recent edition of "Best Life Reports", term life insurance in the amount of at least $1,000,000 on the lives of each of Frank Pascuito and Charles Caserta. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company.

                           (u)       On the Closing Dates, all transfer or other
taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities and the Underwriter's Warrants will have been fully paid by the Company and all laws imposing such taxes will have been fully complied with.

                           (v)        On the First Closing Date, the Company and
the Underwriter shall enter into a consulting agreement, in the form filed as Exhibit _____ to the Registration Statement, pursuant to which the Underwriter will offer to provide financial consulting services to the Company for a two-year period (the "Consulting Agreement").

                           (x)       Except for (i) the Public Securities, (ii)
the Underwriter's Securities, (iii) the issuance of Common Stock pursuant to the exercise of warrants and options heretofore issued and described in the Prospectus, and (iv) the issuance to employees, officers, directors, advisors and consultants of stock options or warrants to purchase a number of shares of Common Stock not to exceed 300,000 shares pursuant to the New Option Plan (provided that (A) the Company may not grant options or warrants for more than 100,000 of such shares prior to the First Closing Date, (B) any options or warrants granted pursuant to this clause (iv) shall have an exercise price equal to the greater of $5.00 per share and the market price per share of Common Stock on the date of grant and (C) the vesting of such options or warrants shall be subject to the achievement of earnings performance criteria acceptable to the Underwriter), the Company will not, from and after the date hereof until 24 months after the First Closing Date, sell or issue any shares of Common Stock, Preferred Stock or other equity securities of the Company or sell or grant options, warrants or rights to purchase any shares of equity securities of the Company, without the Underwriter's prior written consent, provided that, in addition, the Company will not, from and after the date hereof until 36 months after the First Closing Date, sell or issue any shares of Preferred Stock without the Underwriter's consent, other than the issuance of Preferred Stock contemplated by (i) and (ii) above, or authorize any new class or series of capital stock. Notwithstanding the foregoing, during the 24-month period following the First Closing Date, the Company may issue securities in connection with an acquisition, merger or similar transaction without the Underwriter's prior consent, provided that such securities are not publicly registered and the acquirer of the securities is not granted registration rights with respect thereto which are effective prior to twenty-four (24) months after the First Closing Date. Notwithstanding the foregoing, prior to the First Closing Date, the Company will not issue any options or warrants without the prior written consent of the Underwriter.

                           (y)       The Company will not file any registration
statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twenty-four (24) months following the First Closing Date without the Underwriter's prior written consent.

                           (z)       American Stock Transfer & Trust Company
("American Stock") is currently the transfer agent for the Common Stock, and the Company has appointed American Stock as transfer agent for the Preferred Stock and warrant agent for the Redeemable Warrants. For the five (5) year period following the First Closing Date, the Company will not change its transfer agent or warrant agent without the prior written consent of the Underwriter. For a period of two (2) years from the First Closing Date, the Company, at its own expense, shall cause American Stock (or any successor transfer and warrant agent) to provide to the Underwriter on a weekly basis copies of the Company's daily stock transfer sheets for each of the Preferred Stock, Redeemable Warrants and Common Stock. In addition, for a period of two years from the First Closing Date, the Company, at its own expense, shall cause Depository Trust Company to provide to the Underwriter as frequently as may be required by the Underwriter a copy of a security position listing with respect to each of the Preferred Stock, Redeemable Warrants and Common Stock.

                           (aa)      Subsequent to the dates as of which
information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any adverse change in the condition (financial or other), business, operations, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which could adversely affect the condition (financial or other), business, operations, income, net worth or properties of the Company; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities. The Company shall furnish to the Underwriter as early as practicable prior to each of the date hereof, the First Closing Date and each Option Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than sixty (60) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 9(d) hereof.

                           (bb)      For a period of two (2) years following the
First Closing Date, the Company shall not redeem any of its securities, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's current or retained earnings derived after the First Closing Date without obtaining the Underwriter's prior written consent, which consent shall not be unreasonably withheld. The Underwriter shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five (5) business days from the date the Underwriter receives written notice of the Company's proposal with respect thereto; a failure of the Underwriter to respond within the five (5) business day period shall be deemed approval of the transaction.

                           (cc)      The Company will not, for a period of three
(3) years from the First Closing Date increase or authorize an increase in the compensation of its five (5) most highly paid employees in any year without the prior written consent of the Underwriter or unless permitted by the terms of employment contracts satisfactory to the Underwriter.

                           (dd)      The Company maintains and will continue to
maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (ee)      For a period of five (5) years from the
First Closing Date, the Company shall provide the Underwriter, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Underwriter more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Underwriter when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

                           (ff)      The Company, for a period of two years
after the Effective Date, will retain a financial public relations firm reasonably acceptable to the Underwriter.

                           (gg)      No Proceeds from the sale of the Public
Securities or any other available funds of the Company will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any current or former employees or consultants or any affiliates thereof within 24 months after the First Closing Date or (except as set forth in the "Use of Proceeds" section in the Prospectus) to pay off any other outstanding debt other than current trade payables which arose in the ordinary course of business.

                           (hh)      The Company agrees that for so long as the
Preferred Stock, Redeemable Warrants and/or Common Stock are registered under the 1934 Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by applicable rules under the 1934 Act and shall be included in an annual report pursuant to the requirements thereof.

                           (ii)      For a period equal to the lesser of (i)
seven (7) years from the date hereof and (ii) the sale to the public of the Underwriter's Securities, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 or Form SB-2 (or other appropriate form) for the registration under the Act of the Underwriter's Warrants and/or the Underwriter's Shares or Underwriter's Warrant Shares.

                           (jj)      The Company hereby appoints, effective as
of the First Closing Date, the Underwriter as the Company's exclusive warrant solicitation agent in the event of any solicitation of the exercise of the Redeemable Warrants, in connection with a redemption of the Redeemable Warrants or otherwise, commencing one year after the Effective Date, and shall pay to the Underwriter a Warrant Solicitation fee of five (5%) percent of the exercise price of all solicited Redeemable Warrants, subject to the rules and regulations of the NASD with regard to such fees.

                           (kk)      The Company shall pay, at the First Closing
Date, in an aggregate amount not to exceed $10,000, for the cost of engaging (i) a firm of the Underwriter's choice to conduct an investigation of the Company and its principals and (ii) a consultant of the Underwriter's choice to provide a written analysis of the Company's business and prospects.

                           (ll)      Promptly following the First Closing Date
the Board of Directors shall designate an Audit Committee, at least one of whose members shall be the director, if any, who is designated by the Underwriter, and another of whose members shall be an independent director.

                           (mm)      For a period of five (5) years from the
First Closing Date, the Underwriter will have a right of first refusal with respect to any proposed public or private offering or sale by the Company of debt or equity securities, whether pursuant to registration under the Act or otherwise (other than as to securities issued by the Company pursuant to an employee benefit plan, as compensation to an employee, or in connection with a merger, acquisition or similar transaction). In furtherance of such right, the Company agrees to consult with the Underwriter regarding the possible terms of any such sale. Such right must be exercised (and if not exercised will be forfeited with respect to such offering) within fifteen (15) days after receipt by the Underwriter of written notice of the Company's intent to effect such offering, which notice shall be given no less than fifteen (15) days (i) prior to the proposed filing of any registration for any such public offering or (ii) before commencement of any such private offering; and, if not accepted by the Underwriter, such right shall thereafter cease with respect to the proposed offering only. If such right is not exercised, and the terms offered by such investment banking or other organization providing similar services are changed, such offering shall again be offered to the Underwriter, and the right must be exercised with fifteen (15) days after receipt of written notice by the Underwriter from the Company of the revised terms or shall thereafter cease with respect to such proposed offering only. In the event the Underwriter elects not to exercise its right of first refusal in connection with any offering, such election shall not be deemed a waiver of such right in respect of any subsequent offerings during the five year period.

                  6.       Indemnification.

                           (a)       The Company agrees to indemnify and hold
harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages, expenses or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees), to which the Underwriter or any such controlling person may become subject, under the Act or otherwise, but only as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damages or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The information set forth on the cover page concerning the Underwriter and under the caption "Underwriting" or otherwise specifically relating to the Underwriter in the Registration Statement shall be deemed to have been furnished to the Company by the Underwriter for purposes hereof. This indemnity will be in addition to any liability which the Company may otherwise have.

                           (b)       The Underwriter agrees that it will
indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, expenses or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorney's fees), joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, but only as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall (i) only relate to any untrue statement or alleged untrue statement or any omission or alleged omission which applies to such Underwriter and (ii) be limited in amount to the net proceeds received by the Company from the Underwriter. This indemnity will be in addition to any liability which the Underwriter may otherwise have.

                           (c)       Promptly after receipt by an indemnified
party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than solely pursuant to this Section 6. In case any such action is brought against any indemnified party, which notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may choose, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof. Subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall have a default judgment entered against it or shall settle such action without the consent of the indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the named parties to such action (including any impleaded parties) include both the indemnified and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party), or (iii) the professional competence of the counsel to be employed by the indemnifying party is not reasonably acceptable to the indemnified party. No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. The indemnifying party shall not be liable to indemnify the indemnified party for any settlement of any action effected without the indemnifying party's prior written consent to any such settlement, which consent shall not be unreasonably withheld.

                  7. Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) either of the Underwriter make a claim for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of either of the Underwriter, then the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) in either such case (after contribution from others) in such proportions such that the Underwriter shall be responsible in the aggregate for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the difference between the aggregate public offering prices of the Shares and Redeemable Warrants and the aggregate purchase prices of the Shares and Redeemable Warrants to such Underwriter and dividing the product by the aggregate public offering prices of the Shares and Redeemable Warrants, and the Company shall be responsible for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the aggregate purchase prices of the Shares and Redeemable Warrants to the Underwriter and dividing the product thereof by the aggregate public offering prices of the Shares and Redeemable Warrants. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriter. As used in this Section 7, the term "Underwriter" includes any person who controls the Underwriter within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this Section 7 is not permitted by law, then the Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the fullest extent permitted by law. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 7, or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  8. Survival of Agreements, etc. All statements contained in any schedule, exhibit or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, indemnities, and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of and the payment for the Offered Securities, for a period of five years from the date hereof, except that, if a party hereto has actual knowledge at the time of the Closing Dates of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be waived by such party if such party consummates the transactions contemplated by this Agreement.

                  9. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder will be subject to the accuracy of and compliance with (as of the date of this Agreement and as of the Closing Dates) the representations, warranties and agreements contained in Sections 2 and 5 hereof and to the following additional conditions:

                           (a)       The Registration Statement shall have
become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or such later date as shall be consented to in writing by the Underwriter; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or be pending or, to the knowledge of the Company or the Underwriter, contemplated or threatened by the Commission; and any request by the Commission for additional information to be included in the Registration Statement or the Prospectus or otherwise shall have been complied with to the satisfaction of counsel for the Underwriter, and qualification under the securities laws of such states as the Underwriter may designate of the issue and sale of the Offered Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Underwriter shall have been secured; and no stop order shall be in effect denying or suspending effectiveness of such qualifications, nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such laws. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the prices of the Shares and Redeemable Warrants and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the First Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                           (b)       No amendments to the Registration
Statement, any Preliminary Prospectus or the Prospectus to which the Underwriter or counsel for the Underwriter shall have objected, after having received reasonable notice of a proposal to file the same, shall have been filed.

                           (c)       The Underwriter shall not have discovered
and disclosed to the Company prior to the respective Closing Dates that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of counsel for the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           (d)       The Underwriter shall have received from
Urbach, Kahn & Werlin, P.C., two certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to the Underwriter, stating that:

                                     (i)   they are independent certified public
accountants with respect to the Company within the meaning of the Act and the Rules and Regulations, and no disclosure under Item 13 of the Registration Statement is required insofar as it relates to them;

                                     (ii)  the financial statements included in
the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to registration statements on Form SB-2 and that the Underwriter may rely upon the opinion of such firm with respect to the financial statements and supporting schedules included in the Registration Statement;

                                     (iii) on the basis of inquiries and
procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, reviews of minutes of all meetings of the shareholders and the Board of Directors of the Company and its subsidiaries since April 30, 1996, and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

                                           (A)     during the period from (and
including) April 30, 1996 to a specified date not more than five days prior to the date of such letter, there has been any change in the Common Stock or other securities of the Company (except as specifically disclosed in such certificates or letters), any decreases in shareholders equity or working capital or any increases in net current liabilities, net liabilities or long-term debt (except, regarding the foregoing, for decreases resulting from operating losses continuing at rates commensurate with those incurred in prior periods) or in any other item appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with amounts shown in the audited balance sheet as of April 30, 1996, as included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or will or may occur; and

                                           (B)     during the period from (and
including) April 30, 1996 to such specified date there was any decrease in revenues or in the total or per share amounts of income before extraordinary items or net income or loss, or any other material change in such other items appearing in the Company's financial statements as to which the Underwriter may request advice, in each case as compared with the corresponding period in the fiscal period ended April 30, 1996, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will or may occur.

                                     (iv)  On the basis of certain procedures
specified by the Underwriter and described in their letter, they have compared specific dollar amounts, numbers of shares, percentages of revenue and earnings and other information (to the extent they are contained in or derived from the accounting records of the Company, and excluding any questions of legal interpretations) included in the Registration Statement and

Prospectus with the accounting records and other appropriate data of the Company and have found them to be in agreement.

                               Any changes, increases or decreases in the
items set forth in such letter which, in the sole judgment of the Underwriter, are materially adverse with respect to the financial position or results of operations of the Company shall be deemed to constitute a failure of the Company to comply with the conditions of the obligations to the Underwriter hereunder.

                           (e)       The Underwriter shall have received from
Parker Duryee Rosoff & Haft ("Parker Duryee"), counsel for the Company, two opinions, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance reasonably satisfactory to Zimet, Haines, Friedman & Kaplan, counsel for the Underwriter, to the effect that:

                                     (i)   Each of the Company and the
Subsidiaries (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business of the Company, and (C) has all requisite corporate power and authority, and all licenses, permits, certifications, registrations, approvals, consents and franchises, to own or lease its properties and conduct its business as described in the Prospectus. Each of the Company and the Subsidiaries is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state and local laws, rules and regulations; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, operations, condition, financial or otherwise, or the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company and the Subsidiaries, taken as a whole. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the business of the Company and each of the Subsidiaries as currently conducted and as contemplated are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

                                     (ii)  The Shares have been duly authorized
and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Redeemable Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Public Warrant Shares have been reserved for issuance upon exercise of the Redeemable Warrants and, when issued in accordance with the terms of the Redeemable Warrants and Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Public Conversion Shares, when issued pursuant to conversion of Preferred Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Underwriter's Warrant Agreement. The Underwriter's Shares and Underwriter's Redeemable Warrants have been reserved for issuance upon exercise of the Underwriter's Warrants. The Underwriter's Shares, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Redeemable Warrants have been duly authorized and, when issued in accordance with the terms of the Underwriter's Warrants and Underwriter's Warrant Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Public Warrant Agreement. The Underwriter's Warrant Shares, when issued in accordance with the terms of the Underwriter's Redeemable Warrants and the Public Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Underwriter's Conversion Shares, when issued pursuant to conversion of Preferred Stock in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. Neither the issuance of any of the Public Securities or any of the Underwriter's Securities will violate or otherwise be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, and none of the holders of any of the Public Securities or any of the Underwriter's Securities will be subject to personal liability by reason of being such holders. The certificates representing the Preferred Stock and Redeemable Warrants are in due and proper form. Upon delivery of the Offered Securities to the Underwriter against payment therefor as provided for in this Agreement, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to the Offered Securities, free and clear of all liens, encumbrances, equities, security interests and claims.

                                     (iii) Except as described in the
Prospectus, to the best of such counsel's knowledge, after due inquiry, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

                                     (iv)  The Company has full legal right,
power and authority to enter into this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement and to consummate the transactions provided for herein and therein, and each of such agreements has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to the Enforceability Exceptions. The consummation of the transactions contemplated by this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement by the Company and the compliance by the Company with the terms of this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement have each been duly authorized by all corporate action.

                                     (v)   To the best of such counsel's
knowledge, after due inquiry, (A) there are no contracts or other documents required under the Act and the Rules and Regulations to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto, and the exhibits filed or incorporated by reference are correct copies of the documents of which they purport to be copies, (B) there are no legal or governmental proceedings pending or threatened against the Company which could materially adversely affect the business, or financial condition or questions the validity of the capital stock of the Company that have not been disclosed in the Prospectus, (nor are there circumstances which may give rise to the same) and (C) the Company is in compliance with all statutes, rules and regulations, where the failure to so comply may materially adversely affect the business or financial condition of the Company.

                                     (vi)  The Registration Statement is
effective under the Act and, if applicable, filing of all pricing information has been timely made in the appropriate form under Rule 430A. To the best of such counsel's knowledge, after due inquiry, no proceedings for a stop order are pending or threatened under the Act.

                                     (vii) All material consents, approvals,
authorizations or orders of any court or governmental agency or body (other than such as may be required by the NASD or by state securities or Blue Sky laws, as to which no opinion need be rendered) required in connection with the consummation of the transactions contemplated by this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement have been obtained and are in effect. No transfer tax is payable by or on behalf of the Underwriter in connection with (A) the issuance by the Company of any of the Offered Securities, (B) the purchase by the Underwriter of any of the Offered Securities or the Underwriter's Warrants from the Company, (C) the consummation by the Company of any of its obligations under this Agreement, the Public Warrant Agreement or the Underwriter's Warrant Agreement, or (D) resales of the Offered Securities in connection with the distribution contemplated hereby.

                                     (viii) To the best of such counsel's
knowledge, after due inquiry, neither the execution and delivery of this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement or the Consulting Agreement, nor the issuance and sale of the Registered Securities, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by the Company with the terms and provisions hereof or thereof, will conflict with, or result in a material breach of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any mortgage, deed of trust, note, indenture or loan or credit agreement or any other material agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, as amended and in effect on the date of such opinion, or (assuming compliance with all applicable NASD rules and regulations and state securities and Blue Sky laws), to the best of such counsel's knowledge, any material statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, or have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own, lease or operate its properties and to conduct its business.

                                     (ix)  The Registration Statement, each
Preliminary Prospectus that has been circulated and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company. Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or to make the statements therein in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to statements or omissions made therein in reliance upon information furnished in writing to the Company on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus).

                                     (x)   The Registered Securities and all
other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

                                     (xi)  To the best of such counsel's
knowledge, after due inquiry, the items of personal property stated in the Prospectus to be owned or leased by the Company as lessee are free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus (including the financial statements and notes thereto included therein), and liens for taxes not yet due and payable.

                                     (xii) The Company is not in breach of, or
in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any material term of any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, affairs or business prospects of the Company; and the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws, as amended and in effect on the date of such opinion, or in violation of any material franchise, license, permit, judgment, decree, order, statute, rule or regulation, except as referred to in the Prospectus.

                                     (xiii) The descriptions in the Registration
Statement and the Prospectus and any supplement or amendment thereto of contracts and other documents to which the Company or any of the Subsidiaries is a party or by which it is bound, including any document to which the Company or any of the Subsidiaries is a party or by which it is bound and which is incorporated by reference into the Prospectus and any supplement or amendment thereto, are accurate in all material respects and fairly represent the information required to be shown by Form SB-2. The statements in the Prospectus under "Risk Factors," "Business," "Management," "Certain Transactions" and "Description of Securities" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects. There are no material statutes, regulations or government classifications or, to the best of such counsel's knowledge, material contracts or documents of a character to be described in the Registration Statement or the Prospectus which are not so described as required.

                                     (xiv)  The Preferred Stock, Redeemable
Warrants and Common Stock are listed on the NASDAQ, SmallCap Market and the Philadelphia Stock Exchange.

                                     (xv)   The authorized and outstanding
capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all of the issued and outstanding capital stock, options and warrants of the Company have been duly authorized and validly issued and all of the issued and outstanding shares of capital stock of the Company are, after due inquiry, fully paid and nonassessable; the holders are not subject to personal liability by reason of being holders; and none of such securities or interests were issued in violation of the preemptive rights or similar rights of any holder of any security or interest of the Company. The authorized shares of Common Stock and Preferred Stock, the Redeemable Warrants and other outstanding options and warrants to purchase capital stock of the Company conform to the description thereof contained in the Registration Statement.

                                     (xvi)  To the best of such counsel's
knowledge, after due inquiry, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement and, except as set forth in the Prospectus, no holder of any of the Company's securities has any right, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                                     (xvii)  Except as disclosed in the
Prospectus, there is no action, suit or proceeding pending, or threatened, against or affecting the Company or any of the Subsidiaries before any court or arbitrator or governmental body, agency or official (or any basis thereof known to such counsel) in which there is a reasonable possibility of an adverse decision which may result in a material adverse change in the condition, financial or otherwise, or the earnings, business, position, prospects, stockholders' equity, value, operation, properties, business or results of operations of the Company, which could adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement or the Consulting Agreement or which in any manner draws into question the validity or enforceability of this Agreement, the Public Warrant Agreement, the Underwriter's Warrant Agreement or the Consulting Agreement.

                                     (xviii) To the best of such counsel's
knowledge, after due inquiry, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangement or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriter's compensation, as determined by the NASD;

                                     In rendering such opinion, such counsel may
rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Underwriter and they are justified in relying thereon.

                                     At the Option Closing Date, the Underwriter
shall have received the favorable opinion of Parker Duryee dated such date, addressed to the Underwriter and in form and substance satisfactory to Zimet, Haines, Friedman & Kaplan, counsel to the Underwriter, confirming as of such date the statements made by Parker Duryee in their opinion delivered on the First Closing Date.

                           (f)       All corporate proceedings relating to this
Agreement, the Registered Securities, the Registration Statement, each Preliminary Prospectus, the Prospectus and other related matters shall be satisfactory to, or approved by, counsel for the Underwriter, and the Underwriter shall have received from such counsel a signed opinion, in form and substance reasonably satisfactory to the Underwriter, dated the First Closing Date, with respect to such corporate proceedings and other legal matters in connection with this Agreement, the Registered Securities, the Registration Statement, the Prospectus (other than the financial statements and other financial data contained therein) and related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents, certificates and opinions as they may have requested for the purpose of enabling them to pass upon such matters.

                           (g)       The Underwriter shall have received a
certificate, dated and delivered as of the date of the First Closing Date, of the Chief Executive Officer and Secretary of the Company stating that:

                                     (i)   The Company and such officers have
complied with all the agreements and satisfied all the conditions on their respective part to be performed or satisfied hereunder at or prior to such date, including but not limited to the agreements and covenants of the Company set forth in Section 4 hereof.

                                     (ii)  No stop order suspending the
effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, contemplated or threatened under the Act.

                                     (iii) Such officers have carefully examined
the Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein or necessary to make the statements therein not misleading and does not contain any untrue statement of a material fact, and since the Effective Date there has occurred no event required to be set forth in the amended or supplemented prospectus which has not been set forth.

                                     (iv)  As of the date of such certificate,
the representations and warranties contained in Section 1 hereof are true and correct as if such representations and warranties were made in their entirety on the date of such certificate, and the Company has complied with all its agreements herein contained as of the date hereof and certifying as to the matters referred to in Sections 9(h) and (i).

                                     (v)    Subsequent to the respective dates
as of which information is given in the Registration Statement and Prospectus, and except as contemplated in the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any material transactions and there has not been any change in the Common Stock or funded debt of the Company or any adverse change in the condition (financial or other), business, operations, income, net worth, properties or prospects of the Company.

                                     (vi)   Subsequent to the respective dates
as of which information is given in the Registration Statement and the Prospectus, the Company shall have not sustained any material loss of or damage to its properties, whether or not insured, and since such respective dates, no dividends or distributions whatever shall have been declared or paid, or both, on or with respect to any security (except interest in respect of loans) of the Company.

                                     (vii)  Neither the Company nor any of its
officers or affiliates shall have taken, and the Company, its officers and affiliates will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's securities to facilitate the sale or resale of the Shares.

                                     (viii) No action, suit or proceeding, at
law or in equity, shall be pending or, to the knowledge of such officers, threatened against the Company, or affecting any of its properties, before or by any commission, board or other administrative agency, except as otherwise set forth in the Registration Statement.

                           (h)       On the First Closing Date, the Company
shall not be a party to, or be involved in, any arbitration, litigation (except as set forth in the Registration Statement and described in the Company's Form 10-KSB for the year ended April 30, 1996) or governmental proceeding, which is then pending, or, to the knowledge of the Company, threatened, of a character which might materially and adversely affect the Company or be required to be disclosed in the Registration Statement.

                           (i)       The Company shall not have sustained, at
any time since April 30, 1996, any loss on account of fire, flood, accident, or other calamity, whether or not covered by insurance, which, in the sole judgment of the Underwriter, adversely affects the business of the Company.

                           (j)       All of the Shares and Redeemable Warrants
shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

                           (k)       At each of the Closing Dates, (i) the
representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company shall have performed, in all material respects, all its obligations due to be performed prior thereto; (ii) the Registration Statement and the Prospectus and any amendment or supplement thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and conform in all material respects to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the date as of which information is given, no material adverse change in the condition, business, operations, properties, business prospects, securities, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement or the Prospectus, except changes which the Registration Statement and the Prospectus indicate will occur after the Effective Date and prior to such Closing Date, and the Company shall not have incurred any liabilities or obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company which might be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding might adversely affect the condition, business, operations, properties, prospects or general affairs of the Company.

                           (l)       Upon exercise of the Over-allotment Option
provided for in Section 3(b) hereof, the obligations of the Underwriter to purchase and pay for the Option Shares will be subject to the following additional conditions:

                                     (i)   The Registration Statement shall
remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriter or the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter.

                                     (ii)  At the Option Closing Date there
shall have been delivered to the Underwriter the signed opinion of Parker Duryee, counsel for the Company, in form and substance reasonably satisfactory to Zimet, Haines, Friedman & Kaplan, counsel for the Underwriter, which opinion shall be substantially the same in scope and substance as the opinions furnished to the Underwriter by such counsel at the First Closing Date pursuant to Section 9(e).

                                     (iii) At the Option Closing Date there
shall have been delivered to the Underwriter a certificate of the Chief Executive Officer and the Secretary of the Company dated the Option Closing Date, in form and substance satisfactory to counsel for the Underwriter, substantially the same in scope and substance as the certificates furnished to the Underwriter at the First Closing Date pursuant to Section 9(g).

                                     (iv)  At the Option Closing Date there
shall have been delivered to the Underwriter a certificate or letter, in form and substance satisfactory to the Underwriter, from Urbach, Kahn & Werlin, P.C., dated the Option Closing Date and addressed to the Underwriter, confirming the information in its certificate or letter referred to in Section 9(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said certificate or letter to a date not more than five business days prior to the Option Closing Date which would require any change in said certificate or letter if it were required to be dated the Option Closing Date.

                                     (v)   All proceedings taken at or prior to
the Option Closing Date in connection with the sale and transfer of the Option Securities shall be satisfactory in form and substance to the Underwriter, and the Underwriter and counsel for the Underwriter, shall have been furnished with all such documents, certificates, affidavits and opinions as the Underwriter and counsel for the Underwriter may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                           (m)       The Company shall have executed and
delivered the Public Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement, and shall have issued the Underwriter's Warrants.

                           (n)       The Company shall have furnished to the
Underwriter such other certificates, documents, and opinions as the Underwriter may have reasonably requested (including certificates of officers of the Company) as to the accuracy, at the Closing Dates, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

                           The opinions and certificates mentioned above or
elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to counsel for the Underwriter.

                           Any certificate signed by an officer of the
Company delivered to the Underwriter or to counsel for the Underwriter, will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

                 10. Effective Date. This Agreement will become effective at 9:30 a.m. on the first business day following the date on which the Registration Statement becomes effective; provided, however, this Agreement will become effective at such later time after the Registration Statement becomes effective as the Underwriter may determine on and by notice to the Company or by release of any of the Offered Securities for sale to the public or by any other action constituting a commencement of the public offering. For the purposes of this Section 10, the Offered Securities will be deemed to be so released upon the release for publication of any newspaper advertisement relating to the Offered Securities or upon the release by the Underwriter of telegrams offering the Offered Securities for sale to securities dealers, whichever may occur first. The term "business day" shall mean a calendar day other than a Saturday, Sunday or holiday. Notwithstanding anything herein to the contrary, the provisions of this Section and of Sections 6, 7, 11 and 12 hereof will, however, be effective upon the execution of this Agreement.

                 11. Termination. This Agreement may be terminated by the Underwriter by notice to the Company (i) at any time before this Agreement becomes effective in accordance with Section 9 hereof; (ii) if, prior to the First Closing Date, the Company shall have failed or refused to fully comply with any of the provisions of this Agreement on its part to be performed prior thereto, or if any of the agreements, conditions, covenants, representations or warranties of the Company herein contained shall not have been performed or fulfilled within the times specified; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, will be established by either of such Exchanges, by the Commission by any other federal or state agency, by action of the Congress or by Executive Order; (vii) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (viii) any action has been taken by the Government of the United States or any department or agency thereof which, in the sole judgment of the Underwriter, has had a material adverse effect upon the general market for securities; (ix) if, prior to the First Closing Date, there shall have occurred the outbreak of any war or any other event or calamity which, in the sole judgment of the Underwriter, materially disrupts the financial markets of the United States; (x) if, prior to the First Closing Date, the general market for securities or political, legal or financial conditions should deteriorate so materially from that in effect on the date of this Agreement that, in the sole judgment of the Underwriter, it becomes impracticable for the Underwriter to commence or proceed with the public offering of the Offered Securities and with the payment for or acceptance thereof; (xi) if trading of any securities of the Company shall have been delisted on any exchange or in any over-the-counter market; or (xii) if, prior to the First Closing Date, the Underwriter determines, in its sole discretion, that any materially adverse change shall have occurred, since the date as of which information is given in the Registration Statement and the Prospectus, in the financial condition, business, prospects, operations, properties or obligations of the Company. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7, 8 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

                 12.       Expenses.

                           (a)       Whether or not the offering is consummated,
the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, (i) the preparation, printing, filing, and copying of the Registration Statement, Prospectus, this Agreement, the Selected Dealer Agreement, and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriter in such quantities as reasonably requested by the Underwriter and the costs of mailing Prospectuses to offerees and purchasers of the Offered Securities; (ii) the out-of-pocket travel expenses of the

Underwriter and counsel to the Underwriter or other professionals designated by the Underwriter to visit the Company's facilities for purposes of discharging due diligence responsibilities; (iii) the printing, engraving, issuance and delivery of certificates representing the Offered Securities, including any transfer or other taxes payable thereon; (iv) the registration or qualification of the Offered Securities under state securities or "blue sky" laws, in accordance with the provisions of Section 11(c) below; (v) all reasonable fees and expenses of the Company's counsel and accountants; (vi) all costs, expenses and filing fees in connection with review of the terms of the offering by the NASD (it being agreed that all fees and expenses of the Underwriter and Underwriter's counsel in securing NASD approval, shall be paid by the Company);
(vii) all costs and expenses of any listing of the Offered Securities on NASDAQ or a stock exchange; (viii) all costs and expenses of three (3) bound volumes provided to the Underwriter of all documents, paper exhibits, correspondence and records forming the materials included in the offering; (ix) the cost of "tombstone" advertisements to be placed in one or more daily or weekly periodicals as the Underwriter may request; (x) all expenses incurred in connection with presentation of two "due diligence" meetings and (xi) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement. The obligations of the Company under this subsection (a) shall survive any termination or cancellation of this Agreement.

                           (b)       In addition to the Company's responsibility
for payment of the foregoing expenses, the Company shall pay to the Underwriter a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering, including in such amount the proceeds from the exercise of the Underwriter's over-allotment option. The non-accountable expense allowance due shall be paid at the First Closing Date and any Option Closing Date, as applicable. The Underwriter hereby acknowledges prior receipt from the Company of $25,000, which amount shall be applied to the non-accountable expense allowance due when and if the offering is closed. If the offering is not consummated because the Underwriter elects to terminate this agreement in accordance with Section 11 hereof, then the Company shall reimburse the Underwriter in full for its actual out-of-pocket expenses (including, without limitation, the fees and disbursements of its counsel) up to a maximum of $________ (less the $25,000 previously paid on account). If the Company decides not to proceed with the offering for any reason, and subsequently engages in any public offering, private placement, merger, acquisition, joint venture or corporate reorganization with any entity within 12 months after the Company notifies the Underwriter of its decision not to proceed, the Underwriter shall be entitled to receive from the Company a cash fee equal to 5% of the consideration paid or received by the Company in connection with such transaction, less any payments previously made to the Underwriter pursuant to this Section 12(b).

                           (c)       The Underwriter shall determine in which
states or jurisdictions the Offered Securities shall be registered or qualified for sale. Immediately prior to the Effective Date, counsel for the Underwriter shall advise counsel for the Company in writing of all states in which the offering has been registered or qualified for sale or has been cancelled, withdrawn or denied and the number of Offered Securities registered or qualified for sale in each such state. The Company shall be responsible for the cost of state registration or qualification, including the filing fees (which filing fees are payable to Underwriter's counsel in advance of such filings) and the legal fees and disbursements of Underwriter's counsel in connection with obtaining such registration or qualification; provided, however, that the legal fees of Underwriter's counsel payable by the Company with respect to blue sky filings shall not exceed $35,000. The disbursements of Underwriter's counsel shall be paid by the Company monthly as incurred by such legal counsel. The Underwriter hereby acknowledge that the Company has previously paid $10,000 to Underwriter's counsel to be applied towards the legal fees payable pursuant to this paragraph (c) and the Company hereby acknowledges that any remaining balance with respect to legal fees or blue sky filing fees is due and payable on the First Closing Date.

                 13. Notices. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed by certified mail, return receipt requested, postage prepaid, or hand delivered, and confirmed in writing or by telegraph, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

                           (a)       If to the Underwriter -- addressed to
Duke & Co., Inc., 909 Third Avenue, New York, New York  10022, Attention:
Gregg Thaler, President, with a copy to Zimet, Haines, Friedman & Kaplan,
460 Park Avenue, New York, New York 10022, Attention:  James Martin Kaplan, Esq.

                           (b)       If to the Company -- addressed to IFS
International, Inc., Rennselaer Technology Park, 185 Jordan Road, Troy, New York 12180, Attention: Frank A. Pascuito, Chairman, with a copy to Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, Attention: Michael D. DiGiovanna, Esq.

Notice shall be deemed delivered upon receipt.

                 14. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation or other entity other than the persons, corporations and other entities mentioned in the preceding sentence any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other persons; except that the representations, warranties and indemnities of the Company contained in this Agreement will also be for the benefit of the directors and officers of the Underwriter and any person or persons who control any of the Underwriter within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriter will also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act. No purchaser of any of the Offered Securities from the Underwriter will be deemed a successor or assign solely because of such purchase.

                 15.       Finders and Holders of First Refusal Rights.

                           (a)       The Company hereby represents and
warrants to the Underwriter that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions or holds a right of first refusal or similar right in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless the Underwriter, its officers, directors, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Company.

                           (b)       The Underwriter hereby represents and
warrants to the Company that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions; and the Underwriter hereby agrees to indemnify and hold harmless the Company, its officers, directors and agents, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Underwriter.

                 16. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state applicable to contracts made and to be performed entirely within such State. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Underwriter further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York, and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

                 17. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                 18. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

                 19. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Underwriter and the Company with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between them.

                 20. Representation of the Underwriter. The Underwriter hereby represents that it is registered as a broker-dealer with the Commission and is registered as a broker-dealer in all states in which it of conducts business and it is a member in good standing of the NASD.

                 21. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural, and vice versa.

                           If the foregoing correctly sets forth our
understanding, please indicate the Underwriter's acceptance thereof, as of the day and year first above written, in the spaces provided below for that purpose, whereupon this letter with the Underwriter's acceptance shall constitute a binding agreement among us.


                                      Very truly yours,

                                      IFS INTERNATIONAL, INC.



                                       By_______________________________________
                                          Name:   Frank A. Pascuito
                                          Title:  Chairman of the Board


Confirmed and accepted on the
day and year first above written.

DUKE & CO., INC.



By:______________________________
   Name:   Gregg Thaler
   Title:  President

                             IFS INTERNATIONAL, INC.

                            SELECTED DEALER AGREEMENT


                                              ___________________, 1996


______________________________
______________________________
______________________________

Dear Sirs:

                  A Registration Statement on Form SB-2 (the "Registration Statement"), filed by IFS International, Inc. (the "Company") relating to 1,200,000 shares ("Firm Shares") of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and 1,700,000 redeemable Preferred Stock purchase warrants (the "Firm Redeemable Warrants" and, collectively with the Firm Shares, the "Firm Securities") plus up to 180,000 additional shares of Preferred Stock and 255,000 Redeemable Warrants (collectively the "Option Securities") which are subject to an option for the purpose of covering over-allotments has become effective. The Firm Securities and the Option Securities are hereinafter collectively referred to as the "Offered Securities". The Offered Securities are being sold for the account of the Company and are described in the enclosed final prospectus (the "Prospectus").

                  Some of the Offered Securities are being offered, when, as and if accepted by us and subject to withdrawal, cancellation or modification of the offer without notice and to the other terms and conditions hereof, to certain dealers, at the initial public offering price, less a selling concession of $____ per Share and $____ per Redeemable Warrant. Such dealers may reallow out of such selling concession not more than $____ per Share and $____ per Redeemable Warrant to members of the National Association of Securities Dealers ("NASD"), and to foreign dealers not eligible for membership in the NASD who agree not to offer or sell the Offered Securities in the United States and agree that in making such sales of the Offered Securities outside the United States they will comply with the requirements of the Interpretation of the NASD with Respect to Free-Riding and Withholding.

                  Subscriptions will now be received by us at the office of Duke & Co., Inc., 909 Third Avenue, New York, New York 10022, subject to allotment in our uncontrolled discretion. We reserve the right to close the subscription books at any time without notice and to reject any subscriptions, in whole or in part.

                  Offered Securities purchased by you are to be bona fide reoffered by you in conformity with this Agreement and the terms of offering set forth in the Prospectus. You agree that you will not bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Offered Securities of the Company except as contemplated by this Agreement and except as a broker pursuant to unsolicited orders. You confirm that you have at all times complied with the provisions of Rule 10b-6 of the Securities and Exchange Commission applicable to this offering. In respect of Offered Securities sold by you and thereafter purchased by us at or below the initial public offering price prior to the termination of this Agreement, you agree at our option either to repurchase the Offered Securities at a price equal to the cost thereof to us, including commissions, if any, and transfer taxes on redelivery or to repay us such part of your selling concession on such Offered Securities, as we designate.

                  You agree that you will at any time, upon request, inform us of the number of Offered Securities allotted to you hereunder which then remain unsold.

                  Payment for the Offered Securities purchased by you is to be made at the net dealer price of $_______ per Share and $_______ per Redeemable Warrant, at the office of Duke & Co., Inc. 909 Third Avenue, New York, New York 10022, at such time and on such date as we may designate, by certified or official bank check, payable in New York Clearing House funds to the order of Duke & Co., Inc. against delivery of certificates for the securities comprising the Offered Securities so purchased. If such payment is not made at such time and on such date, you agree to pay Duke & Co., Inc. interest on such funds at the prevailing broker's loan rate.

                  We have been informed that a Registration Statement in respect of the Offered Securities has become effective under the Securities Act of 1933. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or to act as agent for the Company or for the undersigned when offering Offered Securities to the public or otherwise.

                  We do not assume any responsibility or obligations as to your right to sell Offered Securities in any jurisdiction, notwithstanding any information we may furnish in that connection. You confirm that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the Company, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the Securities Act of 1933, the Securities and Exchange Act of 1934, and the applicable rules and regulations thereunder.

                  The provisions of the second, fourth and sixth paragraphs of this Agreement will terminate at the close of business 30 days after the Offered Securities are released by us for sale to the public, but upon notice to you may be extended by us in our discretion for a period or periods not exceeding in the aggregate an additional 30 days or may be terminated by us at any time.

                  Nothing herein will constitute you, and the other dealers to whom any of the Offered Securities may be sold in accordance with the terms of the Agreement, an association, unincorporated business or other separate entity or partners with each other or with us; but you agree to pay your proportionate share of any liability or expense based on any claim to the contrary. We will not be under any liability to you except for obligations expressly assumed in this Agreement and for liabilities under the Securities Act of 1933.

                  Please confirm your agreement to purchase on the foregoing terms and conditions the Shares and Redeemable Warrants allotted to you against your subscription by signing and returning the attached confirmation, even though you may already have informed us of your acceptance by telephone or telegraph.

                                     Very truly yours,

                                     DUKE & CO., INC.



                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

Duke & Co., Inc.
909 Third Avenue
New York, New York  10022

Gentlemen:

                  The undersigned confirms its agreement to purchase _________ Shares and __________ Redeemable Warrants referred to in the foregoing Selected Dealer Agreement, subject to the terms and conditions of such Agreement, and further agrees that any agreement by it to purchase additional Shares and Redeemable Warrants during the life of such Agreement will be subject to the same terms and conditions. The undersigned acknowledges receipt of the offering Prospectus relating to such Shares and Redeemable Warrants, and confirms that in agreeing to purchase such Shares and Redeemable Warrants it has relied on such Prospectus and not on any other statement whatsoever, written or oral.

                  The undersigned hereby confirms that it is actually engaged in the investment banking or securities business and is either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered under the Securities Exchange Act of 1934 who hereby agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. The undersigned hereby agrees to comply with Section 24 of this Article III of the Rules of Fair Practice of the NASD, and if it is a foreign dealer and not a member of NASD, it also hereby agrees to comply with the NASD's interpretation with respect to free-riding and withholding, to comply as though it were a member of the NASD with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers.

                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________
                                     Address:___________________________________


Dated: ________________, 1996